Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 2 TO

RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT, dated as of December 16, 2011 (this “Amendment”), is entered into among INGRAM FUNDING INC., a Delaware corporation, as seller (the “Seller”), INGRAM MICRO INC., a Delaware corporation, as servicer (in such capacity, the “Servicer”), THE PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchasers”), THE PURCHASER AGENTS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchaser Agents”) and BNP PARIBAS, a bank organized under the laws of France, acting through its New York Branch, as program administrator (in such capacity, the “Administrative Agent”) for each Purchaser Group.

BACKGROUND

The parties to this Amendment are also parties to a Receivables Purchase Agreement, dated as of April 26, 2010 (as amended by that certain Amendment No. 1 to Receivables Purchase Agreement dated as of June 24, 2010 and that certain Omnibus Amendment No. 1, dated as of April 28, 2011, and as further amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. Capitalized terms are used in this Amendment as defined in Exhibit I of the Receivables Purchase Agreement.

ARTICLE II

AMENDMENTS TO RECEIVABLES PURCHASE AGREEMENT

The parties to the Receivables Purchase Agreement agree that the Receivables Purchase Agreement is hereby amended as follows:

SECTION 2.1. Amendment to Section 1.1 of the Receivables Purchase Agreement. Section 1.1 of the Receivables Purchase Agreement is hereby amended by adding a new clause (c) in the appropriate alphabetical sequence to read in its entirety as follows:

(c)    (i)    Notwithstanding anything to the contrary herein, during the Non-Pro Rata Period:

(A) The Liberty Street Purchasers shall make all Purchases required to be made hereunder so long as after giving effect to any such Purchase, the Capital of the Liberty Street Purchasers would not exceed the Maximum Purchase Amount of the Liberty Street Alternate Purchaser. If, in accordance with the previous sentence, the Liberty Street Purchasers are unable to make a Purchase required to be made hereunder, the Starbird Purchasers shall make such Purchase unless (x) the Capital of the Starbird Purchasers would exceed the Starbird Alternate Purchaser’s Maximum Purchase Amount after giving effect to such Purchase, (y) the Aggregate Capital would (after giving effect to all Purchases and Reinvestments on such date) exceed the Program Limit or (z) the Receivables Interest would exceed 100%. On the first day immediately following the end of the Non-Pro Rata Period, all Purchases required to be made hereunder shall be made in accordance with Section 1.1(a) and the provisions in this Section 1.1(c)(i) shall no longer apply. For the avoidance of doubt, nothing in this Section 1.1(c) shall be deemed to be or construed as a commitment by any Conduit Purchaser to purchase or reinvest in the Pool Assets or the Receivables Interest.

(B) (x) If any Termination Event set forth in Exhibit V exists, so long as the Capital of the Starbird Alternate Purchaser and Starbird Conduit Purchaser is equal to zero at such time, the Administrative Agent (1) may (and at the direction of the Liberty Street Purchaser Agent shall), by notice to the Seller, declare the Termination Date to have occurred and (2) shall only exercise the rights and remedies provided for in Section 2.2 at the direction of the Liberty Street Purchaser Agent; and (y) the Administrative Agent shall apply all payments of Aggregate Capital and/or Aggregate Yield from the proceeds of dispositions of Pool Receivables, in accordance with Section 2.2, ratably according to each Purchaser’s Capital.

(ii)    (A) On the first day immediately following the end of the Non-Pro Rata Period, (i) the Seller shall be deemed to have delivered a Purchase Notice that (A) requests that the Starbird Conduit Purchaser or the Starbird Alternate Purchaser make a Purchase (the “Reallocation Purchase”) on the immediately following Business Day (the “Reallocation Date”) in an amount equal to the Reallocation Purchase Price and (b) designates that the Reallocation Purchase shall be funded by the applicable Starbird Purchaser into the account of Liberty Street Funding LLC set forth on Schedule VI.

(B) Subject to the prior satisfaction of all conditions precedent to Purchases set forth in this Agreement, not later than 3:00 p.m. New York City time on the Reallocation Date, the applicable Starbird Purchaser shall fund the Reallocation Purchase by advancing an amount equal to the Reallocation Purchase Price by wire transfer in immediately available funds to the account of Liberty Street Funding LLC set forth on Schedule VI. Upon the transfer of the Reallocation Purchase Price to the account of Liberty Street Funding LLC set forth on Schedule VI, the Capital of the Liberty Street Purchaser Group shall be reduced by an amount equal to the Reallocation Purchase Price.

SECTION 2.2. Amendment to Exhibit V to the Receivables Purchase Agreement. Clause (k) of Exhibit V to the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

(k)    (i)    A final judgment or order for the payment of money (other than the Brazilian/ISS Judgment) (to the extent not bonded or covered by insurance to the reasonable

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satisfaction of the Administrative Agent) in an aggregate amount greater than the lesser of (A) 7.25% of the “Consolidated Tangible Net Worth” (as defined in the Credit Agreement as attached hereto as Annex K and as the same may be amended from time to time with the consent of the Administrative Agent and the Majority Purchasers) of Ingram at the end of the most recently ended fiscal quarter and (B) $100,000,000, shall be rendered against Ingram and/or any of its Subsidiaries as a group or (ii) the Brazilian/ISS Judgment shall be rendered in an amount in excess of the Maximum Brazilian/ISS Judgment Amount, and, in each case, either (x) the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed (including by reason of pending appeal or otherwise) or (y) any action shall be legally taken by a judgment creditor to levy upon assets or properties of Ingram and/or any of its Subsidiaries as a group to enforce any such judgment and no stay of enforcement (including by reason of pending appeal or otherwise) shall be in effect; or

SECTION 2.3. Amendments to Exhibit I to the Receivables Purchase Agreement.

(a)    The following defined terms are hereby added to Exhibit I of the Receivables Purchase Agreement in the appropriate alphabetical sequence:

“Liberty Street Alternate Purchaser” means the Alternate Purchaser in the Liberty Street Purchaser Group as set forth on the signature pages to this Agreement or the applicable Assumption Agreement or Transfer Supplement.

“Liberty Street Conduit Purchaser” means the Conduit Purchaser for the Liberty Street Purchaser Group as set forth on the signature pages to this Agreement or the applicable Assumption Agreement or Transfer Supplement.

“Liberty Street Purchaser Agent” means the Purchaser Agent for the Liberty Street Purchaser Group as set forth on the signature pages to this Agreement or the applicable Assumption Agreement or Transfer Supplement.

“Liberty Street Purchaser Group” means the Liberty Street Conduit Purchaser, the Liberty Street Alternate Purchaser and the Liberty Street Purchaser Agent.

“Liberty Street Purchasers” means the Liberty Street Conduit Purchaser and the Liberty Street Alternate Purchaser.

“Maximum Brazilian/ISS Judgment Amount” means the lesser of (i) $200,000,000 or (ii) 250,000,000 Brazilian real.

“Non-Pro Rata Period” means the period commencing on the date hereof and ending on March 31, 2012 (or such earlier or later date as may be agreed by the Seller, the Starbird Purchaser Agent and the Liberty Street Purchaser Agent); provided that the Liberty Street Purchaser Agent may at any time during the Non-Pro Rata Period, upon 5 days’ prior written notice to the Administrative Agent and the Starbird Purchaser Agent, terminate the Non-Pro Rata Period (whether or not then subject to any extension).

“Reallocation Date” has the meaning set forth in Section 1.1(c).

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“Reallocation Purchase” has the meaning set forth in Section 1.1(c).

“Reallocation Purchase Price” means, at any time, an amount equal to (i) the aggregate Capital of the Liberty Street Purchasers minus (ii) 53% of the Aggregate Capital.

“Starbird Alternate Purchaser” means the Alternate Purchaser in the Starbird Purchaser Group as set forth on the signature pages to this Agreement or the applicable Assumption Agreement or Transfer Supplement.

“Starbird Conduit Purchaser” means the Conduit Purchaser for the Starbird Purchaser Group as set forth on the signature pages to this Agreement or the applicable Assumption Agreement or Transfer Supplement.

“Starbird Purchaser Agent” means the Purchaser Agent for the Starbird Purchaser Group as set forth on the signature pages to this Agreement or the applicable Assumption Agreement or Transfer Supplement.

“Starbird Purchaser Group” means the Starbird Conduit Purchaser, the Starbird Alternate Purchaser and the Starbird Purchaser Agent.

“Starbird Purchasers” means the Starbird Conduit Purchaser and the Starbird Alternate Purchaser.

(b)     The defined term “Credit Agreement” is hereby amended by amending and restating it in its entirety as follows:

“Credit Agreement” means the Credit Agreement, dated as of September 28, 2011 among Ingram, Ingram Micro Coordination Center BVBA, certain financial institutions, Bank of America, N.A., BNP Paribas, The Royal Bank of Scotland plc and Union Bank, N.A., as the co-syndication agents for the lenders, and The Bank of Nova Scotia, as the administrative agent for the lenders.

SECTION 2.4. Annex K to the Receivables Purchase Agreement shall be deleted in its entirety and replaced with Annex K hereto.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

SECTION 3.1. This Amendment shall become effective on the date (the “Amendment Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment duly executed by the other parties hereto.

ARTICLE IV

REBALANCING OF CAPITAL

SECTION 4.1. Rebalancing of Capital. The parties hereto hereby agree as follows:

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(a)    The Seller hereby (a) requests that Liberty Street Funding LLC, in its capacity as the Liberty Street Conduit Purchaser (“Liberty Street”), make a Purchase (the “Amendment Purchase”) in the amount of $119,850,000 (the “Amendment Purchase Amount”) on the Amendment Effective Date and (b) designates that the Amendment Purchase shall be funded by Liberty Street into the account of Starbird Funding Corporation set forth on Schedule VI to the Receivables Purchase Agreement. This clause (a) constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement.

(b)    Subject to the prior satisfaction of all conditions precedent to Purchases set forth in the Receivables Purchase Agreement, not later than 3:00 p.m. New York City time on the Amendment Effective Date, Liberty Street shall fund the Amendment Purchase by advancing an amount equal to the Amendment Purchase Price by wire transfer in immediately available funds to the account designated by the Seller in clause (a) above.

(c)    After giving effect to the Amendment Purchase pursuant to this Article IV, (i) the Capital of the Starbird Purchaser Group will be zero ($0) and (ii) the Capital of the Liberty Street Purchaser Group will be $255,000,000.

ARTICLE V

RATIFICATION

SECTION 5.1. This Amendment constitutes an amendment to the Receivables Purchase Agreement. After the execution and delivery of this Amendment, all references to the Receivables Purchase Agreement in any document shall be deemed to refer to the Receivables Purchase Agreement as amended by this Amendment, unless the context otherwise requires. Except as amended above, the Receivables Purchase Agreement is hereby ratified in all respects. Except as set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the parties hereto under the Receivables Purchase Agreement, nor constitute an amendment or waiver of any provision of the Receivables Purchase Agreement. This Amendment shall not constitute a course of dealing among the parties hereto at variance with the Receivables Purchase Agreement such as to require further notice by any of the Administrative Agent, the Purchaser Agents or the Purchasers to require strict compliance with the terms of the Receivables Purchase Agreement in the future, as amended by this Amendment, except as expressly set forth herein. Each of the Seller and the Servicer hereby acknowledges and expressly agrees that each of the Administrative Agent, the Purchaser Agents and the Purchasers reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Receivables Purchase Agreement, as amended herein.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

INGRAM FUNDING INC., as Seller

By:	/s/ Erik Smolders
Name: Erik Smolders
Title: Treasurer

INGRAM MICRO INC., as Servicer

By:	/s/ Gregory M. Spierkel
Name: Gregory M. Spierkel
Title: Chief Executive Officer

By:	/s/ William D. Humes
Name: William D. Humes
Title: Senior Executive Vice President and Chief Financial Officer

THE PURCHASER GROUPS: BNP PARIBAS, as Purchaser Agent for the Starbird Purchaser Group

By:	/s/ Philippe Mojon
Name: Philippe Mojon
Title: Director

By:	/s/ Doo-Sik Nam
Name: Doo-Sik Nam
Title: Vice President

BNP PARIBAS, as related Alternate Purchaser

By:	/s/ Philippe Mojon
Name: Philippe Mojon
Title: Director

By:	/s/ Doo-Sik Nam
Name: Doo-Sik Nam
Title: Vice President

STARBIRD FUNDING CORPORATION, as Conduit Purchaser

By:	/s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

THE BANK OF NOVA SCOTIA, as Purchaser Agent for the Liberty Street Purchaser Group

By:	/s/ Diane Emanuel
Name: Diane Emanuel
Title: Managing Director

THE BANK OF NOVA SCOTIA, as related Alternate Purchaser

By:	/s/ Diane Emanuel
Name: Diane Emanuel
Title: Managing Director

LIBERTY STREET FUNDING LLC, as Conduit Purchaser

By:	/s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

BNP PARIBAS, as Administrative Agent

By:	/s/ Philippe Mojon
Name: Philippe Mojon
Title: Director

By:	/s/ Doo-Sik Nam
Name: Doo-Sik Nam
Title: Vice President